Exhibit 5.1

PNC Center 1900 East 9th Street, Suite 3200 Cleveland, OH 44114-3482 T 216.621.0200 F 216.696.0740 www.bakerlaw.com

December 27, 2012

The Progressive Corporation

6300 Wilson Mills Road

Mayfield Village, Ohio 44143

Ladies and Gentlemen:

We have acted as counsel to The Progressive Corporation, an Ohio corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the offering of up to 7,500,000 Common Shares, $1.00 par value (the “Common Shares”), of the Company pursuant to The Progressive Corporation Executive Deferred Compensation Plan (the “Plan”).

In connection with the foregoing, we have examined (a) the Amended Articles of Incorporation, as amended, and the Code of Regulations of the Company, (b) the Plan, and (c) such records of the corporate proceedings of the Company and such other documents as we deem necessary to render this opinion.

In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.	The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

2.	All necessary corporate proceedings have been taken to authorize the issuance of the shares of Common Shares being registered under the Registration Statement, and all such shares of Common Shares, when issued and delivered pursuant to the Plan, and when the Registration Statement shall have become effective, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Ohio and the Federal laws of the United States of America and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP